-1- Policy on Insider Trading Revised November 8, 2023 In the course of performing your duties for Helen of Troy Limited and its subsidiaries (the “Company”, “we” or “us”), you may at times have information about us or another company that is not generally available to the public. Because of your relationship with us, if you are aware of material nonpublic information about the Company, federal and state securities laws prohibit you from trading in the Company’s securities or providing material nonpublic information to others who may trade on the basis of that information. This policy seeks to explain some of your obligations to us and under the law, to prevent actual, or the appearance of, insider trading, and to protect our reputation for integrity and ethical conduct. This policy applies to all directors, officers and associates of the Company, as well as their family members or other persons with whom they have a relationship who are subject to this policy and entities under their control, as described below. The Company may also determine that other persons should be subject to this policy, such as contractors or consultants who have access to material nonpublic information. The Company may also establish procedures from time to time to help administer this policy for which you will receive notice. Please read this policy, any such procedures and their respective Appendixes in their entirety. Your compliance with this policy is of the highest importance for you and our Company. If you have any questions about this policy, including its application to any proposed transaction, you may obtain additional guidance from our Chief Legal Officer/General Counsel or Chief Financial Officer (collectively “Compliance Officers”). Exhibit 19

-2- Table of contents Persons covered by this policy ....................................................... p. 3 Trading restrictions and guidelines ................................................. p.3 Additional guidelines and related requirements ............................. p. 8 Disclosure restrictions .................................................................... p. 9 Amendment .................................................................................. p. 10 Administration .............................................................................. p. 10 Rule 10b5-1 trading plans ................................................. Appendix 1

-3- Persons covered by this policy 1. Scope of persons covered This policy applies to you, any family member and any other person who has a relationship with you (legal, personal, or otherwise) that might reasonably result in that person’s transactions being attributable to you. This policy also applies to any legal entities you influence or control, including any corporations, partnerships, or trusts. For purposes of this policy, your “family members” consist of people within your family who live with you, or are financially dependent on you, and also include other family members whose transactions in securities are directed by you or are subject to your influence or control. If you are a former, temporary, or retired member of our Board of Directors, officer, or Designated Associate (described on Section 5 below), this policy will continue to apply to you and other persons covered by this policy who have a relationship with you who are subject to this policy until the later of (1) the end of the second day of trading following the public release of earnings for the fiscal quarter in which you leave our Company or (2) the third full trading day after any material nonpublic information known to you has become public or is no longer material. For all other former, temporary, or retired personnel, this policy will continue to apply until the third full trading day after any material nonpublic information known to you has become public or is no longer material. Transactions by your family members and other persons covered by this policy who have a relationship with you should be treated for the purposes of this policy and applicable securities laws as if they were for your own account. Accordingly, all references to you with regard to all trading restrictions and pre-clearance procedures in this policy also apply to your family members or other persons with whom you have a relationship who are subject to this policy. You are personally responsible for the actions of your family members or other persons with whom you have a relationship who are subject to this policy. If you or they violate this policy, then we may take disciplinary action against you, including dismissal or removal for cause. Trading restrictions and guidelines 2. No transactions while in possession of material nonpublic information While in the possession of information that is “material” and “nonpublic”, you may not buy or sell our securities or engage in any other action to take advantage of, or pass on to others, material nonpublic information. Information is considered material if a reasonable investor would consider that information important in making a decision to buy, hold or sell securities. Our securities include the Company’s common stock, options to purchase common stock, or any other type of securities that the Company may issue, including, but not limited to, preferred stock, convertible debentures and warrants, as well as derivative securities that are not issued by the Company. As described below, you are also prohibited from buying or selling the securities of any other publicly traded company while in possession of information that is material and nonpublic. This policy applies both to securities purchases (to make a profit based on good news) and securities sales (to avoid a loss based on bad news), regardless of how or from whom the material nonpublic information was obtained. There are no exceptions to this policy, except as specifically noted below. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency

-4- expenditure), or small transactions, are not excepted from this policy. The securities laws do not recognize any mitigating circumstances, and, in any event, even the appearance of an improper transaction must be avoided to preserve the Company’s reputation for adhering to the highest standards of conduct. This means that you may have to forgo a proposed transaction in our or another company’s securities even if you planned to make the transaction before learning the material nonpublic information and even though you believe that waiting may cause you to suffer an economic loss or not realize anticipated profit. 3. Policy applies to information relating to other companies This policy applies to material nonpublic information relating to other companies, including our vendors, suppliers and customers, when that information is obtained in the course of employment with the Company or the performance of services on our behalf. Persons covered by this policy should treat material nonpublic information about our business partners with the same care required with respect to information related directly to the Company. Additionally, if you are aware of material nonpublic information about another company we have a relationship with, federal and state securities laws prohibit you from trading in the other company's securities or providing material nonpublic information to others who may trade on the basis of that information. 4. Blackout periods for any or all personnel The Compliance Officers may issue instructions, from time to time, advising certain personnel, or all associates, that they may not buy or sell our securities for certain periods, or that our securities may not be traded without prior approval. Due to the confidential nature of the events that may trigger these sorts of blackout periods, the Compliance Officers may find it necessary to inform affected individuals of a blackout period without disclosing the reason. If you are made aware of such a blackout period, do not disclose its existence to anyone. Even if no blackout period is in effect, keep in mind that you, and anyone whose transactions could be attributable to you, may not trade in our securities or those of another company if you or they are aware of material nonpublic information about us or another company, respectively. 5. Trading windows for members of our Board of Directors, officers, and Designated Associates In addition to the above, if you are a member of our Board of Directors, an officer, or another individual designated by the Compliance Officers (“Designated Associate”), you can trade in our securities only during the period that starts on the third full trading day following the release of our annual and quarterly earnings and continuing through the 19th day of the last month in the fiscal quarter and only so long as you do not have any material nonpublic information about us. Because members of our Board of Directors, officers, and Designated Associates are especially likely to receive regular nonpublic information regarding our operations, limiting trading to this “window period” helps ensure that trading is not based on material information that is not available to the public. Before trading in our securities during the window period, members of our Board of Directors, officers, and Designated Associates must also comply with the pre-clearance procedures discussed below. 6. Pre-clearance procedures for members of the Board of Directors, officers, and Designated Associates If you are a member of our Board of Directors, an officer, or a Designated Associate, you may not buy, sell, or engage in any other transaction in our securities without first obtaining email pre-

-5- clearance from a Compliance Officer to confirm that the window period is open and complying with any other procedures established by the Company. This pre-clearance requirement is designed as a means of enforcing the policies specified above. It also applies to your family members or other persons with whom you have a relationship who are subject to this policy. You are responsible for ensuring that you do not have material nonpublic information before engaging in a transaction and that you comply with any and all other legal obligations. Therefore, when a request for pre-clearance is made, you should carefully consider whether you are aware of any material nonpublic information about the Company and should describe fully those circumstances to the Compliance Officers. If you are subject to the requirements of Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”), you should also consider whether you have effected any non-exempt transactions within the past six months or otherwise that must be reported on an appropriate Form 4 or Form 5. In addition, you should be prepared to comply with Securities Act Rule 144 and requirements to file Form 144. If you are considering entering into a 10b5-1 trading plan, refer to see Section 9 below for more information. A Compliance Officer’s approval of a transaction submitted for pre-clearance does not constitute legal advice, does not constitute confirmation that you do not possess material nonpublic information and does not relieve you of any of your legal obligations. 7. Prohibited and limited transactions Certain types of transactions increase the Company’s exposure to legal risks and may create the appearance of improper or inappropriate conduct. Therefore, persons covered by this policy may not engage in any of the following transactions, even if you or they do not possess material nonpublic information: • Short sales of stock. “Short” sales of stock (i.e., the sale of securities the seller does not own) are transactions where you borrow stock, sell it, and then buy stock at a later date to replace the borrowed shares. Short sales may evidence an expectation on the part of the seller that the securities will decline in value and therefore have the potential to signal to the market that the seller lacks confidence in the Company’s prospects. In addition, short sales may reduce a seller’s incentive to seek to improve the Company’s performance. For these reasons, short sales of our securities are prohibited, except in the context of a broker-assisted “cashless” exercise of options granted to a member of our Board of Directors or associates. In addition, Section 16(c) of the Exchange Act prohibits directors and officers from engaging in short sales. These also include hedging or monetization transactions (such as zero-cost collars and forward sale contracts) that involve the establishment of a short position. See “Hedging transactions” below for more information. • Publicly-traded options. A put is an option or right to sell a specific stock at a specific price before a set date, and a call is an option or right to buy a specific stock at a specific price before a set date. Generally, call options are purchased when one believes that the price of a stock will rise, whereas put options are purchased when one believes that the price of a stock will fall. Because publicly-traded options have a relatively short term, transactions in options may create the appearance that trading is based on material nonpublic information. Further, such transactions may indicate a preference for short-term performance at the expense of the

-6- Company’s long-term objectives. Accordingly, any transactions in put options, call options or other derivative securities on our shares are prohibited by this policy. • Hedging transactions. Hedging or monetization transactions can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. These transactions may permit continued ownership of the Company’s securities obtained through employee benefit plans or otherwise without the full risks and rewards of ownership. When that occurs, the persons covered by this policy may no longer have the same objectives as the Company’s other shareholders. Consequently, any person covered by this policy may not enter into such a transaction. • Margin accounts and pledged securities. Securities held in a margin account or pledged as collateral can be sold without your consent in certain circumstances. This means that a margin sale or foreclosure sale may occur at a time when the pledger is aware of material nonpublic information. Consequently, any person covered by this policy may not enter into such an arrangement. Additional types of transactions are severely limited because they can raise similar issues: • Standing and Limit Orders. The Company discourages placing standing or limit orders on the Company’s securities. Standing and limit orders are orders placed with a broker to sell or purchase stock at a specified price. Similar to the use of margin accounts, these transactions create heightened risks for insider trading violations. Because there is no control over the timing of purchases or sales that result from standing instructions to a broker, a transaction could be executed when persons covered by this policy are in possession of material nonpublic information. Unless standing and limit orders are submitted under approved Rule 10b5-1 trading plans, discussed in Section 9 below, if persons covered by this policy determine that they must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with the trading restrictions and procedures outlined in this policy. • Stock Appreciation Rights and Deferred Shares Units. The grant and exercise of Stock Appreciation Rights (“SARs”) and Deferred Share Units (“DSUs”) are subject to this policy. Since market values of SARs and DSUs are based on the trading value of the shares subject to SARs and DSUs, these securities cannot be exercised until the third trading day after the public disclosure of quarterly financial results, in addition to the other limitations set forth in this policy. • Frequent Trading of Company Securities. Frequent trading of the Company’s securities can create an appearance of wrongdoing even if the decision to trade was based solely on public information such as share price ranges and other market events. You are strongly discouraged from trading in the Company’s securities for short-term trading profits. Daily or frequent trading, which can be time-consuming and distracting, is strongly discouraged. • Lending of Company Securities. Lending out Company securities to another person in exchange for collateral and earning a fee, interest or a combination thereof against them is subject to this policy. You are strongly discouraged from lending Company securities as it may create an appearance of improper conduct. Requests for limited exceptions for the above transaction may be submitted to the Compliance Officers for pre-clearance as described in this policy. If you have a managed account (where another person has been given discretion or authority to trade without your prior approval), you should advise your broker or investment adviser not to trade in our

-7- securities at any time and minimize trading in securities of companies in our industry. This restriction does not apply to investments in publicly available mutual funds. 8. Special types of transactions There are limited situations in which you may buy or sell our securities without restriction under this policy. These transactions are limited in scope and are subject to the restrictions noted below. If the transaction is within those restrictions, then it remains subject to this policy, including the pre- clearance requirement to the extent specified in Section 6 above. • Grant of Equity Awards. You may receive the grant of shares of restricted stock, restricted stock units, stock options or other equity awards granted under any of the Company’s stock incentive and other benefit plans. • Vesting of Restricted Stock and Vesting of Restricted Stock Units. The vesting of restricted stock and the vesting and settlement of restricted stock units are permitted under this policy without restriction. • Exercise of tax withholding. The exercise of a tax withholding right with respect to restricted stock pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon vesting is permitted under this policy without restriction. But, any market sale of shares subject to restricted stock to cover taxes or otherwise must be in compliance with the other provisions of this policy, including the restrictions on trading while in possession of material non-public information described above. • Exercise of stock options. The exercise stock options that have been granted to you by the Company or under one of our stock option plans, including any net exercise of the option pursuant to which you have elected to have the Company withhold shares of stock to satisfy tax withholding requirements or the exercise price of the option is permitted under this policy without restriction. Also, the tender of shares to the Company or attesting to the fact that you own shares in order to pay the exercise price of the option or to satisfy any associated tax obligation is permitted under this policy without restriction. But, any broker-assisted cashless exercises or market sales of the purchased shares must be in compliance with the other provisions of this policy, including the restrictions on trading while in possession of material non-public information described above. • Trades under Rule 10b5-1 Trading Plan. Purchase or sales of our securities pursuant to a Rule 10b5-1 trading plan that has been established and approved as described in Section 9 below and meets the conditions described in Section 9 below are permitted under this policy without restriction. • Gifts. You make bona fide gifts. However, if the person making the gift (1) has reason to believe that the recipient intends to sell our securities immediately or while the persons covered by this policy are aware of material nonpublic information, or (2) is subject to the pre-clearance procedures specified in Section 6 above and the sale by the recipient of our securities occurs during a closed trading period or blackout period, then the transaction must be in compliance with the other provisions of this policy, including the restrictions on trading while in possession of material non-public information described above.

-8- • Company’s 401(k) Plan. A purchase of the Company’s securities through your participation in the Company’s 401(k) plan is permitted, provided the purchases result from your periodic plan contributions pursuant to payroll deductions. But, compliance with the other provisions of this policy does apply to certain elections you may make under the 401(k) plan, including elections: (1) to change the percentage of your periodic contributions that will be allocated to the Company stock fund; (2) to make a transfer of an existing account balance to or from the Company stock fund; (3) to borrow money against your 401(k) plan account to the extent the loan requires the sale of any securities underlying your Company stock fund balance; and (4) to pre-pay a plan loan if the pre-payment will result in allocation of loan proceeds to the Company stock fund. • Employee Stock Purchase Plan. You may (1) purchase the Company’s securities through the Company’s employee stock purchase plan that utilizes your periodic contributions to the plan in accordance with the election you made at enrollment; and (2) purchase the Company’s securities through lump sum contributions to the plan where you elected to participate by lump sum payment at the beginning of the applicable enrollment. Additionally, the automatic renewal or enrollment of your participation in the Company’s employee stock purchase plan in accordance with an election previously made in compliance with this policy is permitted. But, enrollment in the employee stock purchase plan (other than automatic enrollment), any change of your elections or withholding amounts under the plan or the sale of your Company securities purchased pursuant to the plan during any closed trading period or blackout period or at a time when you are in possession of material non-public information must be in compliance with the other provisions of this policy. • Dividend Reinvestment Plan. Purchases of the Company’s securities under the Company’s dividend reinvestment plan resulting from your reinvestment of dividends paid on the Company’s securities is permitted. Voluntary purchases of the Company’s securities resulting from additional contributions you make to the dividend reinvestment plan, and your election to participate in the plan or change in your level of participation in the plan must be in compliance with the other provisions of this policy, including the restrictions on trading while in possession of material non-public information described above. Compliance with the other provisions of this policy is also required to sell any of the Company’s securities purchased pursuant to the plan. • Other Transactions with the Company. You may engage in any other purchase of Company securities from the Company or sale of Company securities to the Company. Additional guidelines and related requirements 9. Rule 10b5-1 trading plans Rule 10b5-1 under the Exchange Act provides a defense from insider trading liability under Rule 10b- 5. If persons covered by this policy wish to rely on this defense, they must enter into an approved Rule 10b5-1 trading plan as specified in Appendix 1 to this policy and meet certain conditions specified in the Rule. See Appendix 1 for more information. 10. Reports of purchases, sales, gifts and other transactions If you are a member of our Board of Directors, an officer, or another reporting person under Section 16 of the Exchange Act, (1) keep in mind the various restrictions on securities trading imposed under

-9- Section 16 of the Exchange Act and the applicable reporting requirements of the SEC and (2) you must immediately report to a Compliance Officer all transactions made in our securities by you, any family members, and any entities that you control subject to this policy. We require prompt reporting due to SEC requirements that certain insider reports be filed with the SEC by the second day after the date on which a reportable transaction occurs. 11. Reports of unauthorized trading or disclosure If you have supervisory authority over any of our personnel, you must promptly report to a Compliance Officer either any trading in our securities by our personnel or any disclosure of material nonpublic information by our personnel that you have reason to believe may violate this policy, the Company’s Regulation FD Corporate Communications Policy or applicable securities laws. Because the SEC can seek civil penalties against us, directors, and supervisory personnel for failing to take appropriate steps to prevent illegal trading, we should be made aware of any suspected violations as early as possible. Disclosure restrictions 12. No tipping You must not communicate material nonpublic information of the Company to other persons (a practice known as “tipping”) before its public disclosure and dissemination by the Company. Therefore, you should exercise care when speaking with other personnel who do not have a “need to know” and when communicating with family, friends, and others who are not associated with us, even if they are subject to this policy. To avoid even the appearance of impropriety, please refrain from discussing our business or prospects or making recommendations about buying or selling our securities or the securities of other companies with which we have a relationship. This concept of unlawful tipping includes passing on information to friends, family members, or acquaintances under circumstances that suggest that you were trying to help them make a profit or avoid a loss. 13. Social Media Internal and external social media and other technology tools such as blogs, special interest forums, and user communities, as well as branded entities such as Yammer, Facebook, Twitter, Snapchat, Instagram, YouTube, WeChat and LinkedIn are all considered social media. In an effort to prevent unauthorized disclosure of our information, you, your family members and other persons with whom you have a relationship who are subject to this policy are prohibited from posting or responding to any posting on social media, or in Internet message boards, chat rooms, discussion groups or other forms of social media, with respect to the Company unless (1) consistent with our policies and local laws, and (2) has been properly authorized or made in accordance with the Company’s Regulation FD Corporate Communications Policy, the Company’s associate handbook and any other applicable Company policies and procedures then in effect. Keep in mind that any inquiries about us should be directed to our Chief Legal Officer/General Counsel. 14. Working remotely Furthermore, you are reminded that there are risks associated with working remotely. Anytime you work outside the office, a risk arises of exposing Company confidential information for anyone to steal and use for illicit purposes, including insider trading. You should strictly follow Company

-10- policies with respect to remote access of Company information and should always secure Company information present in your home to prevent family members, hired workers, and other invited guests from viewing and misusing that information. Amendment 15. Amendment This policy may be amended or waived upon the approval of the Board of Directors of the Company or an authorized committee of the Board of Directors in its discretion in any manner consistent with applicable law and regulation. 16. Hardship Exemption In unusual circumstances, Compliance Officers may grant hardship exemptions and waive the prohibition on transactions during a closed trading window or a blackout period if it can be conclusively determined that you do not possess material non-public information. Administration 16. Administration of this policy Our Chief Legal Officer/General Counsel and Chief Financial Officer serve as the Compliance Officers for the purposes of administering this policy. All determinations and interpretations by a Compliance Officer are final and not subject to further review. A Compliance Officer’s approval of a transaction submitted for pre-clearance does not constitute legal advice, does not constitute confirmation that you do not possess material nonpublic information and does not relieve you of any of your legal obligations. This policy will be interpreted and applied in a manner that is consistent with the Helen of Troy Securities Trading Procedures. If there is any conflict between those procedures and the policy, those procedures will control.

i Appendix 1: Rule 10b5-1 trading plans Rule 10b5-1 under the Exchange Act can protect officers, directors and other individuals from insider trading liability for transactions under a previously established contract, plan or instruction. This rule presents an opportunity for insiders to establish arrangements to sell (or purchase) our securities without the sometimes arbitrary restrictions imposed by closed trading periods or blackout periods - even when material nonpublic information exists. The arrangements may include blind trusts, other trusts, pre- scheduled stock option exercises and sales, pre-arranged trading instructions, and other brokerage and third-party arrangements. The rule only provides an "affirmative defense" (which must be proven) if there is an insider trading lawsuit. It does not prevent anyone from bringing a lawsuit, nor does it prevent the media from writing about the sales. The trading plan must be documented, bona fide and previously established (at a time when the insider did not possess inside information and in accordance with all of the requirements of Rule 10b5-1) and must specify the price, amount and date of trades or provide a formula or mechanism to be followed. In order to ensure compliance with the requirements of Rule 10b5-1, reduce the risk of litigation and adverse press, and to preserve our reputation, if you would like to use such a trading plan: • a Compliance Officer must pre-approve your plan (which would include any plan, arrangement, or trading instructions relating to our securities, such as blind trusts, discretionary accounts with banks or brokers, limit orders, hedging strategies, and other arrangements) at least five full trading days prior to entry into or modification of the plan and must also pre-approve your termination of a plan; • if you are a director, Section 16 officer or Designated Associate, your plan must provide that the first trade may not occur until after a "cooling-off period" which begins on the date of adoption, amendment or modification of the plan and ends on the later of (1) 90 days after the adoption, amendment or modification of the plan or (2) two business days after the filing of the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K covering the fiscal quarter in which the plan was adopted, amended or modified, as applicable, in each case up to a maximum of 120 days after adoption of the plan; if you are not a director, Section 16 officer or Designated Associate, your cooling-off period ends 30 days after the date of adoption, amendment or modification of your trading plan; • you may have only one plan in effect at any time with the following exceptions: o you may adopt a new plan to replace an existing plan before the scheduled termination date of such existing plan, so long as the first scheduled trade under the new plan does not occur until after all trades under the earlier-commencing plan are completed or expire without execution, and otherwise complies with an "effective cooling-off period" regarding the first trade described above (i.e., the later of 90 days after the later- commencing plan is adopted or two business days after the filing of the 10-K or 10-Q for the quarter in which such later-commencing plan is adopted, but in no event more than 120 days after such date of adoption), but if the first plan is terminated early, the first trade under the later-commencing plan must not be scheduled to occur until after the "effective cooling-off period" following the termination of the earlier plan;

ii o you may enter into a sell-to-cover arrangement or plan that authorizes the sale of only enough securities necessary to satisfy statutory tax withholding obligations arising exclusively from the vesting of a compensatory award is permitted to be held simultaneously with the one 10b5-1 trading plan in effect; and o you may enter into separate contracts with different brokers to execute trades under a single trading plan which would be viewed together as one plan; • you must certify in the plan that, at the time of adoption, you (i) are not aware of material, non- public information about the Company or its securities, and (ii) are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Exchange Act Rule 10b-5; • modification of an existing plan will trigger a new “cooling-off period” if the modification changes the amount, price or timing of trades, including a change to a formula that affects these inputs; • you may only enter into one "single-trade plan" during any consecutive 12-month period (a “single-trade plan” is a 10b5-1 plan that is “designed to effect” a trade in a single transaction); • your plan must specify the amount of stock to be purchased or sold, or specify or set an objective formula for determining the amount of stock to be sold; • you may not establish, modify or terminate the plan during any closed trading periods or blackout periods or when you possess material nonpublic information; and • if a 10b5-1 plan is terminated, you must wait at least 30 days after the termination of the 10b5-1 plan (and at a time when you do not possess inside information and in accordance with all of the requirements of Rule 10b5-1) before trading outside of the plan. You must still adhere to these procedures even where, for example, you are assured that the trading plan that a brokerage firm or bank may be suggesting has been approved by its attorneys. Establishing a trading plan under Rule 10b5-1 is likely to implicate other laws, such as Section 16 of the Exchange Act and Rule 144 under the Securities Act of 1933, as amended. Under Section 16 generally, a report on Form 4 must be filed with the SEC by the second business day following the execution date of a transaction under a Rule 10b5-1 trading plan. Recognizing that you may not know when a trade will be executed pursuant to a Rule 10b5-1 trading plan, the SEC has provided a limited exception to this two- day deadline, with which you should be familiar if you establish such a plan. A transaction under a Rule 10b5-1 trading plan could also be subject to short-swing profit recovery. Additionally, sales of our securities under Rule 144 may require the filing of a Form 144 with the SEC, which must be properly tailored to address sales under such a plan. Therefore, if you establish such a plan, we will need to establish a procedure with whoever is handling your transactions to ensure: • timely filings of a Form 4 after a transaction has taken place (failure to file on time results in unwanted proxy statement disclosure of your filing violations); you must indicate, in a checkbox on Form 4 and Form 5, whether the disclosed transactions are intended to satisfy the affirmative defense requirements of Rule 10b5-1 and, if so, the date the 10b5-1 plan was adopted.; and • compliance with Rule 144 at the time of any sale. As mentioned above, Rule 10b5-1 is an SEC rule. There will be ongoing interpretations of what can and cannot be done. Needless to say, some brokers, investment bankers and advisers may approach you suggesting a variety of arrangements. You should consult your own tax and legal advisers before establishing a trading plan under Rule 10b5-1. Your notice to us is essential before establishing a Rule 10b5-1 trading plan. If you have any questions, please contact a Compliance Officer.